Exhibit 99.1

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, NY 10036 212 832 3232 Contact: Robert Klemens Vice President Communications 212 796 9377

Cohen & Steers Income Opportunities REIT, Inc.
Acquires Sprouts-Anchored Shopping Center

New York, June 2, 2026— Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) announced today its acquisition of Oracle Crossings, a 266,000‑square‑foot, grocery‑anchored open‑air shopping center located in the Oro Valley submarket of Tucson, Arizona. The acquisition was completed through CNSREIT’s programmatic joint venture with Phillips Edison & Company (NASDAQ: PECO – “PECO”), a publicly traded owner and operator of grocery‑anchored U.S. shopping centers.

Oracle Crossings is 96% leased and anchored by Sprouts Farmers Market and HomeGoods. The center benefits from a highly visible location at the intersection of Oracle Road and Magee Road, which sees 66,000 vehicles per day. The center attracts more than 2.1 million annual visitors.

The property sits within Oro Valley, which is adjacent to Tucson’s most affluent and fastest‑growing suburbs. The broader Tucson metro area has experienced 1.2% annual population growth and 3.7% annual median household income growth over the past three years—both above U.S. averages—supported by a diversified economic base including the University of Arizona, Raytheon, Davis‑Monthan Air Force Base, and Banner Health.

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“Oracle Crossings is exactly the type of necessity‑anchored, high‑quality retail asset we seek to own in CNSREIT. Tenants demonstrate strong performance, and the property’s location in one of Tucson’s most affluent and supply‑constrained submarkets provides a compelling foundation for durable income and long‑term growth. Open‑air shopping centers continue to benefit from limited new supply, strong tenant balance sheets, and resilient consumer demand—conditions that we believe position Oracle Crossings as a highly attractive addition to our portfolio.”

CNSREIT is acquiring high-quality properties that seek to generate attractive income potential alongside best-in-class operators, and has a current focus on well-anchored, necessity-driven shopping centers. Open-air shopping centers are at their highest occupancy level of the past 16 years at 95.7%1, according to real estate analytics provider CoStar Group.

1 Source: CoStar

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high quality, income-focused, stabilized properties within the United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Phillips Edison & Company. Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2026, PECO managed 326 shopping centers, including 299 wholly-owned centers comprising 33.7 million square feet across 31 states and 27 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time. Learn more at www.phillipsedison.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.

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